UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PEABODY ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF

SHAREHOLDERS TO BE

HELD ON MAY 7, 2020

To the Shareholders of PEABODY ENERGY CORPORATION:

Due to the public health impact of the coronavirus (COVID-19) outbreak, and to support the health and well-being of our shareholders, directors, and staff, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Peabody Energy Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 9:00 a.m., Central Time. However, in light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 12, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting, which will be hosted via weblink at http://www.virtualshareholdermeeting.com/BTU2020 you must enter the control number found on your proxy card, voting instruction form or notice you previously received. An additional copy of that same proxy card or voting instruction form or notice is included with this letter. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed to you may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Scott T. Jarboe

Chief Legal Officer and Corporate Secretary

The Annual Meeting on May 7, 2020 at 9:00 a.m. Central Time will be available at http://www.virtualshareholdermeeting.com/BTU2020. The proxy statement and Form 10-K are available on our Investor Relations website at https://www.peabodyenergy.com/Investor-Info/Investor-Center. Additionally, you may access our proxy materials at http://www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.